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                                                                    EXHIBIT 10.3

                           TECHNICAL SUPPORT AGREEMENT


          THIS AGREEMENT is made and entered into this 1st day of February, 1999, by and between I-LABS, LTD., a company formed under the laws of Israel (the "Company"), and GourmetMarket.com a Delaware company (the "GMC").

          WHEREAS, the Company desires to offer GMC certain technical services with respect to the upgrade support and maintenance of the GMC Software, and GMC desires to accept such services under the terms and conditions set forth herein;

          NOW THEREFORE, in consideration of the premises hereof, and the mutual obligations herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    Section 1
                                   DEFINITIONS

          For the purposes of this Agreement, the following definitions shall apply to the respective capitalized terms:

          1.1 "Enhancement." Any modification or addition that, when made or added to the Software, materially changes its utility, efficiency, functional capability, or application, but that does not constitute solely an Error Correction. Enhancements may be designated by the Company as minor or major, depending on the Company's assessment of their value and of the function added to the preexisting Software.

          1.2 "Error." Any failure of the Software to conform in all material respects to its functional specifications. However, any nonconformity resulting from GMC's misuse, improper use, alteration, or damage of the Software or GMC's combining or merging the Software with any hardware or software not supplied by or identified as compatible by the Company, shall not be considered an Error.

          1.3 "Error Correction." Either a modification or addition that, when made or added to the Software, establishes material conformity of the Software to the functional specifications, or a procedure or routine that, when observed in the regular operation of the Software, eliminates the practical adverse effect on GMC of such nonconformity.

          1.4 "Software." The computer programs used by GMC to operate the GMC site, and or every part of it.

          1.5 "Term." An initial period of 1 year commencing from the date hereof. Thereafter, the Term shall automatically renew for successive periods of one (1) year each unless and until terminated pursuant to Section 6 hereof.

                                    Section 2
                                SCOPE OF SERVICES

          During the Agreement Term, the Company shall render the following services in support of the Software:

          2.1 The Company shall perform an upgrade to the system according to a tech spec. mutually defined.

          2.2 The company shall develop and undertake different technical needs and projects as defined from time to time by GMC, with regards to changes and add-on to the GMC system.


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          2.3 The Company shall maintain a trained staff capable of rendering the services set forth in this Agreement.

          2.4 Subject to space availability GMC may enroll its employees in the Company's training classes, held at the Company's facility in Israel, for regular or advanced training.

          2.5 The company shall provide GMC with graphic design services as needed by GMC for time to time.

                                    Section 3
                                FEES AND CHARGES

          3.1 GMC shall pay the Company a monthly fee of US$10,000. The Company reserves the right to change its rate and fee schedule from time to time, provided that no such change will be effective until at least 30 days after the Company has given GMC written notice of such change.

          3.2 GMC shall reimburse the Company for travel expenses (i.e., transportation, lodging, and meals). The Company shall conform to GMC standard expense and reimbursement policy as amended from time to time, and shall provide backup documentation called for in GMC standard expense and reimbursement policy.

          3.3 The Company shall invoice GMC at the beginning of each calendar month for all fees and charges accrued, and all reimbursable expenses incurred, during the previous month. GMC shall pay the invoiced amount promptly upon receipt of such invoice.

          3.4 GMC shall be responsible for procuring, installing, and maintaining all equipment, telephone lines, communications interfaces, and other hardware (other than the hardware constituting the program control center maintained at the Company's facilities) necessary to operate the Software and to obtain from the Company the services called for by this Agreement.


                                    Section 4
                               PROPRIETARY RIGHTS

          4.1 To the extent that the Company may provide GMC with any Error Corrections or Enhancements or any other program, including any new programs or components, or any compilations or derivative works prepared by the Company (collectively, "Vendor Programs"), GMC may (1) install one (1) set of the Vendor Programs, in the most current form provided by the Company, in GMC's own facility; (2) use such Vendor Programs in connection with the Software, and in a manner consistent with the requirements of the License Agreement, for purposes of serving GMC's internal business needs; and (3) make one (1) copy of the Vendor Programs in machine-readable form for nonproductive backup purposes only. GMC may not use, copy, or modify the Vendor Programs, or any copy, adaptation, transcription, or merged portion thereof, except as expressly authorized by the Company.

          4.2 The Vendor Programs, including any associated intellectual property rights, are and shall remain the sole property of GMC, regardless of whether ILAB's, its employees, or contractors may have contributed to the conception of such work, joined in the effort of its development, or paid the Company for the use of the work product.




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                                    Section 5
               DISCLAIMER OF WARRANTY AND LIMITATION OF LIABILITY

          5.1 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE COMPANY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SOFTWARE OR THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING (WITHOUT LIMITATION) ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          5.2 In no event shall the Company's cumulative liability for any claim arising in connection with this Agreement exceed the lesser of the total fees and charges paid to the Company by GMC within the last 6 months or the sum of US$60,000. In no event shall the Company be liable for any indirect, consequential, special, exemplary, or incidental damages of whatever kind and however caused, even if the Company knew or should have known of the possibility of such damages.

          5.3 No action, whether based in contract, strict liability, or tort including any action based on negligence, arising out of the performance of services under this Agreement, may be brought by either party more than 1 year after such cause of action accrued, except that an action for nonpayment may be brought within two (2) years of the date of the last payment.

                                    Section 6
                                   TERMINATION

          6.1 This Agreement may be terminated as follows: (1) This Agreement may be terminated by either party upon the expiration of the then-current term of this Agreement, provided that at least 30 days' prior written notice is given to the other party; or (ii) This Agreement may be terminated by either party upon 30 days' prior written notice if the other party has materially breached the provisions of this Agreement and has not cured such breach within such notice period. (iii) GMC will be allowed to terminate this contract upon 60 days' prior written notice.

          6.2 Following termination of this Agreement, the Company shall immediately invoice GMC for all accrued fees and charges and all reimbursable expenses and GMC shall pay the invoiced amount immediately upon receipt of such invoice.
                                    Section 7
                                  MISCELLANEOUS

          7.1 Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this is the complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof and that it supersedes and merges all prior proposals, understandings, and agreements, whether oral or written, between the parties with respect to the subject matter hereof. This Agreement may not be modified except by a written instrument duly executed by the parties hereto.

          7.2 This Agreement and the parties' obligations hereunder shall be governed, construed, and enforced in accordance with the laws of the State of California.

          7.3 In the event that any provision of this Agreement is held invalid, illegal, or unenforceable, the remaining provisions shall be enforced to the maximum extent permitted by applicable law.

          7.4 Neither party may assign its rights or duties under this Agreement without the prior written consent of the other party, except to a successor of xx, or substantially all of its business and properties.


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         7.5 The waiver by either party of any term or condition of this
Agreement shall not be deemed to constitute a continuing waiver thereof nor of any further or additional right that such party may hold under this Agreement.

          IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized representatives as set forth below.



I-LABS, LTD                                              GourmetMarket.com, INC
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By: /s/                                                   By: /s/
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Title: CEO                                                Title: CEO
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